UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022 (September 28, 2022)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2022, Hallador Energy Company (the "Company") executed an amendment to its credit agreement with PNC, administrative agent for its lenders.  The primary purpose of this amendment was to add a clause to explicitly permit Hallador Power Company, LLC, a subsidiary of the Company, to acquire Hoosier Energy's 1-Gigawatt Merom Generating Station, subject to the terms and conditions set forth in the Asset Purchase Agreement entered into on February 14, 2022, and filed herewith as an exhibit to Form 8-K/A filed on March 11, 2022.  The amendment also increased the Letters of Credit sublimit from $25 million to $30 million.

The foregoing summary of the terms and conditions of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 to this Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	Ninth Amendment to the Third Amended and Restated Credit Agreement dated September 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR ENERGY COMPANY

Date: October 4, 2022	By:	/s/ Lawrence D. Martin
Lawrence D. Martin
Chief Financial Officer

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